Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

HOLOGIC, INC.

OFFER TO EXCHANGE UP TO

$1,000,000,000 OUTSTANDING 6.25% SENIOR NOTES DUE 2020

(CUSIP Nos. 436440 AD3, U38284 AA0, 436440 AE1)

FOR

LIKE PRINCIPAL AMOUNT OF 6.25% SENIOR NOTES DUE 2020

(CUSIP No.                     )

WHICH HAVE BEEN REGISTERED UNDER THE

SECURITIES ACT OF 1933, AS AMENDED

Pursuant to the Prospectus dated                     , 2013

As set forth in the prospectus dated                     , 2013 (the “Prospectus”), of Hologic, Inc., a Delaware corporation (the “Company”), and in the accompanying Letter of Transmittal (the “Letter of Transmittal”), this Notice of Guaranteed Delivery (this “Notice of Guaranteed Delivery”), or one substantially equivalent to this form, must be used to accept the offer (the “Exchange Offer”) to exchange up to $1,000,000,000 in aggregate principal amount of new 6.25% Senior Notes due 2020 (the “New Notes”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of outstanding 6.25% Senior Notes due 2020 (the “Old Notes”), if (i) certificates representing the Old Notes are not immediately available, (ii) the Letter of Transmittal or any other documents required thereby cannot be delivered to Wells Fargo Bank, National Association (the “Exchange Agent”) on or prior to 5:00 p.m., New York City Time, on                     , 2013 (the “Expiration Date”), or (iii) the procedures for delivery by book-entry transfer cannot be completed on or prior to the Expiration Date.

This form may be delivered or transmitted by an Eligible Institution (as defined in the Prospectus) via facsimile transmission, mail or hand delivery to the Exchange Agent at the addresses set forth below. For more detailed delivery instructions and additional requirements, see “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2013, UNLESS EXTENDED. TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

DELIVERY TO:

WELLS FARGO BANK, NATIONAL ASSOCIATION, EXCHANGE AGENT

Registered & Certified Mail:	Regular Mail or Overnight Delivery:	In Person by Hand Only:
Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480	Wells Fargo Bank , N.A. Corporate Trust Operations MAC N9303-121 6th St & Marquette Avenue Minneapolis, MN 55479	Wells Fargo Bank, N.A. Corporate Trust Services Northstar East Building—12th Floor 608 Second Avenue South Minneapolis, MN 55402

TO EXCHANGE OLD NOTES, THIS NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED TO THE EXCHANGE AGENT AT ONE OF ITS ADDRESSES SET FORTH ABOVE AT OR PRIOR TO THE EXPIRATION DATE. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY TO THE EXCHANGE AGENT.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Old Notes set forth below, pursuant to the guaranteed delivery procedures described in “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

PLEASE COMPLETE

Certificate Nos. of Old Notes (if available, for non-book-entry holders)	Aggregate Principal Amount Represented by Old Note(s)	Principal Amount Tendered (must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof)

☐    If Old Notes will be tendered by book-entry transfer, please check the box and provide the DTC Account Number:

DTC Account Number:

PLEASE SIGN HERE*

Signature of registered holder(s) or authorized signatory:

Name of registered holder(s):

Address(es):

Telephone Number(s):

*	This Notice of Guaranteed Delivery must be signed by the registered holder of the Old Notes exactly as his, her, or its name appears on the certificate(s) for the Old Notes or, if tendered by a DTC participant, exactly as such participant’s name appears on a security position listing as the owner of the Old Notes, or by a person authorized to become a registered holder by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title above.

Date:

THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member in good standing of a Medallion Signature Guarantee Program recognized by the Exchange Agent (for example, the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program, or the New York Stock Exchange Medallion Program), including firms that are members of a registered national securities exchange, members of the National Association of Securities Dealers, Inc., and commercial banks or trust companies having an office in the United States (each of the foregoing being referred to as an “Eligible Institution”), hereby guarantees to deliver to the Exchange Agent, at one of the addresses set forth above, the certificates for all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal or facsimile thereof or agent’s message in lieu thereof, with any required signature guarantees and all other documents required by the Letter of Transmittal, within three (3) New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery. See “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates representing the Old Notes to the Exchange Agent, or in the case of a book-entry transfer, an agent’s message and confirmation of the book-entry transfer of such Old Notes into the Exchange Agent’s account at DTC, within the time periods shown herein. The undersigned acknowledges that failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm	Authorized Signature
Address	Title
Name:
Zip Code	(Please Type or Print)
Telephone Number:	Dated:

DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD ONLY BE SENT WITH A LETTER OF TRANSMITTAL.